Exhibit 99.1

For additional information contact: Richard S. DeRose (703) 293-7901 For immediate release

Information Analysis Inc. Reports Profitable Results for 2012

FAIRFAX, VIRGINIA – Information Analysis Inc. (IAIC:OTCBB) today reported results for the year ended December 31, 2012. Revenues were $7,058,000, compared to revenues of $7,821,000 for the same period in 2011. The information technology services company reported net income of $100,000, or $0.01 per share basic and diluted, compared to net income of $154,000, or $0.01 per share basic and diluted, reported for the comparable 2011 period.

      “In 2012, the Company remained profitable in spite of government budget cuts. We are adding initiatives in new areas, such as cyber security, incident management, mobile applications, and more generalized user applications using Adobe products for our solutions sets in order to increase our business base,” said Sandor Rosenberg, Chairman and Chief Executive Officer of IAI. “In addition, we are making investments in marketing and sales in both the commercial market as well as in the government sector. Although sequestration has had some impact on operations, we feel that our business will improve as the government budget becomes stable.” “We continue to pursue merger and acquisition opportunities.”

About Information Analysis Incorporated

     Information Analysis Incorporated (www.infoa.com), headquartered in Fairfax, Virginia, is an information technology services company. The Company is a web solution provider and software conversion specialist, modernizing legacy systems and extending their reach to the internet world.

Additional information for investors

     This release may contain forward-looking statements regarding the Company's business, customer prospects, or other factors that may affect future earnings or financial results. Such statements involve risks and uncertainties which could cause actual results to vary materially from those expressed in the forward-looking statements. Investors should read and understand the risk factors detailed in the Company's 10-K for the fiscal year ended December 31, 2012 and in other filings with the Securities and Exchange Commission.

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Information Analysis Reports Profitable Results for 2012
March 28, 2013

Information Analysis Incorporated
Statements of Operations

		Year ended December 31,
(in thousands, except per share data; audited)	2012	2011
Revenue:
Professional fees	$5,027	$4,701
Software sales	2,031	3,120

Total revenue	7,058	7,821
Cost of goods sold and services provided:
Cost of professional fees	2,899	2,714
Cost of software sales	1,748	2,665

Total cost of sales	4,647	5,379

Gross margin	2,411	2,442
Selling, general and administrative expense	2,317	2,293

Income from operations	94	149
Other income, net	6	8

Income before income taxes	100	157
Provision for income taxes	--	3

Net income	$100	$154

Earnings per share:
Basic	$0.01	$0.01
Diluted	$0.01	$0.01

Shares used in calculating earnings per share:
Basic	11,200,025	11,196,760
Diluted	11,210,939	11,224,410

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Information Analysis Reports Profitable Results for 2012
March 28, 2013
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Information Analysis Incorporated
Balance Sheets

	As of	As of
	December 31, 2012	December 31, 2011
(in thousands)	(audited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$2,623	$1,281
Accounts receivable, net	738	2,890
Prepaid expenses	192	787
Note receivable, current	2	7

Total current assets	3,555	4,965

Fixed assets, net	39	41
Note receivable, long-term	4	4
Other assets	6	6

Total assets	$3,604	$5,016

LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$112	$998
Commissions payable	806	679
Accrued payroll and related liabilities	270	248
Deferred revenues	220	940
Other accrued liabilities	48	107
Taxes payable	-	3

Total liabilities	1,456	2,975

Common stock, par value $0.01, 30,000,000 shares authorized;
12,844,376 and 12,839,376 shares issued, 11,201,760 and
11,196,760 shares outstanding as of December 31, 2012 and
December 31, 2011, respectively	128	128
Additional paid in capital	14,582	14,574
Accumulated deficit	(11,632)	(11,732)
Less treasury stock; 1,642,616 shares at cost	(930)	(930)

Total stockholders' equity	2,148	2,040

Total liabilities and stockholders' equity	$3,604	$5,015

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